Exhibit 107.1

Calculation of Filing Fee Tables

Form S-8

(Form Type)

BuzzFeed, Inc.

(Exact Name of Registrant as Specified in its Charter)

Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount To Be Registered(1)		Maximum Offering Price Per Share		Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
Equity	Class A common stock, par value $0.0001 per share	Rule 457(c) and Rule 457(h)	28,922,560	(2)	$4.20	(3)	$121,330,139.20	(3)	0.0000927	$11,247.30
Equity	Class A common stock, par value $0.0001 per share	Rule 457(c) and Rule 457(h)	3,856,646	(4)	$3.57	(5)	$13,751,835.47	(5)	0.0000927	$1,274.80
Equity	Class A common stock, par value $0.0001 per share	Rule 457(c) and Rule 457(h)	3,834,047	(6)	$6.59	(7)	$25,272,921.71	(7)	0.0000927	$2,342.80
Equity	Class A common stock, par value $0.0001 per share	Rule 457(c) and Rule 457(h)	5,194,701	(8)	$4.20	(3)	21,791,770.70	(3)	0.0000927	$2,020.10
Total Offering Amounts							$182,146,667.08			$16,885.00
Total Fee Offsets(9)										-
Net Fee Due										$16,885.00

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such additional and indeterminate number of securities as may become issuable pursuant to the provisions of the BuzzFeed, Inc. 2021 Equity Incentive Plan (the “2021 Plan”) and the BuzzFeed, Inc. 2021 Employee Stock Purchase Plan (the “ESPP”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of outstanding shares of Class A common stock, par value $0.0001 per share (the “Class A common stock”) of BuzzFeed, Inc. (f/k/a 890 5th Avenue Partners, Inc., a Delaware corporation) (the “Registrant”).
(2)	Represents shares of Class A common stock that may be issued under the 2021 Plan consisting of 28,922,560 shares of Class A common stock reserved for issuance under the 2021 Plan, which includes (a) 22,177,802 shares of Class A common stock reserved for issuance under the 2021 Plan and (b) an additional 6,744,758 shares of Class A common stock that became issuable under the 2021 Plan resulting from the automatic annual increase in the number of authorized shares reserved and available for issuance under the 2021 Plan as of January 1, 2022.
(3)	Estimated pursuant to Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The price of $4.20 per share represents the average high and low sales prices of the Class A common stock as quoted on The Nasdaq Capital Market on February 1, 2022.
(4)	Represents shares of Class A common stock that may be issued under the ESPP consisting of 3,856,646 shares of Class A common stock reserved for issuance under the ESPP, which includes (a) 2,507,695 shares of Class A common stock initially reserved for issuance under the ESPP and (b) an additional 1,348,951 shares of Class A common stock that became issuable under the ESPP resulting from the automatic annual increase in the number of authorized shares reserved and available for issuance under the ESPP as of January 1, 2022.
(5)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act and based upon the average of the high and low prices of the Registrant’s Class A common stock as quoted on The Nasdaq Capital Market on February 1, 2022, multiplied by 85%.
(6)	Represents shares of Class A common stock that may be issued pursuant to the exercise of outstanding stock options under the 2021 Plan.
(7)	Estimated pursuant to Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee. The price of $6.59 per share represents the weighted-average exercise price per share of outstanding stock options under the 2021 Plan.
(8)	Represents shares of Class A common stock reserved for issuance pursuant to restricted stock units outstanding under the 2021 Plan.
(9)	The Registrant does not have any fee offsets.